Citrin Cooperman & Company, LLP                                  [Logo]
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CERTIFIED PUBLIC ACCOUNTANTS







                                 March 16, 2000


Securities and Exchange Commission
Washington, D.C. 20549


         We were previously principal accountants for WOM, Inc. and on December 31, 1999, we reported on the balance sheet of WOM, Inc. as of December 31, 1999. On March 15, 2000, we were dismissed as principal accountants of WOM, Inc. We have read WOM, Inc.'s statements included under Item 4 of its Form 8-K for March 15, 2000, and we agree with such statements.

                                         Very truly yours,


                                      /s/Citrin Cooperman & Company, LLP
                                         -------------------------------
                                         Citrin Cooperman & Company, LLP



529 FIFTH AVENUE, NEW YORK, NY 10017 o  (212) 697-1000 o  FAX (212) 697-1004
e-mail: ccc@cltrincooperman.com

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